Exhibit 10.10

Execution Version

AMENDMENT NO. 2 TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated October 26, 2011 (this “Amendment No. 2”), is by and among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Global Brass and Copper, Inc., a Delaware corporation (“Global Brass”), Chase Brass and Copper Company, LLC, a Delaware limited liability company (“CB&C”), GBC Metals, LLC (formerly known as Global Metals, LLC), a Delaware limited liability company (“GBC Metals”), Chase Brass, LLC, a Delaware limited liability company (“Chase Brass”) and A.J. Oster, LLC, a Delaware limited liability company (“AJ Oster”, and together with Global Brass, CB&C, GBC Metals and Chase Brass, each a “Borrower” and collectively “Borrowers”), Global Brass and Copper Holdings, Inc., a Delaware corporation (“Parent”), Bryan Metals, LLC, a Delaware limited liability company (“Bryan”), Olin Fabricated Metal Products, LLC, a Delaware limited liability company (“Metal”), Chase Industries, LLC, a Delaware limited liability company (“Chase”), A.J. Oster Foils, LLC, a Delaware limited liability company (“Foils”), A.J. Oster Caribe, LLC, a Delaware limited liability company (“Caribe”) and A.J. Oster West, LLC, a Delaware limited liability company (“West”, and together with Parent, Bryan, Metal, Chase, Foils and Caribe, each a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 18, 2010, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement and Waiver, dated May 13, 2011 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements;

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement as set forth herein, and Agent and Lenders are willing to agree to such requests on the terms and subject to the conditions set forth herein; and

WHEREAS, by this Amendment No. 2, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments;

WHEREAS, Borrowers and Guarantors have separately requested that, concurrently with the amendment set forth herein that the Requisite Lenders (as defined in the Term Loan Agreement) agree to amend certain provisions of the Term Loan Agreement (“Amendment No.2 to Credit and Guaranty Agreement”);

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 2” shall mean this Amendment No. 2 to Amended and Restated Loan and Security Agreement by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Amendment No. 2 Effective Date” shall mean the date on which each of the conditions precedent set forth in Section 4 of Amendment No. 2 shall have been satisfied or waived in accordance with the terms of Amendment No. 2.

(iii) “Specified Acquisition” shall have the meaning set forth in the definition of Permitted Acquisition.

(iv) “Sponsor Management Agreement Termination Fees” shall have the meaning set forth in Section 9.12(b) (ii) hereof.

(b) Amendments to Definitions.

(i) The definition of Permitted Acquisition is hereby amended by amending and restating clause (b) as follows:

“the Acquired Business shall (a) in the case of an Acquired Business that is a Person, be an operating company that engages in a line of business substantially similar to the business that Parent and its Subsidiaries are permitted to engage in pursuant to Section 9.15 and (b) in all other cases, be a business or a division engaged in, or assets related to, a line of business substantially similar to the business that Parent and its Subsidiaries are permitted to engage in pursuant to Section 9.15”;

(ii) The definition of Permitted Acquisition is hereby further amended by adding the following after the number “$50,000,000” in clause (c) thereof:

“; provided, that, if a Borrower, a Guarantor or any Subsidiary thereof directly acquires the assets of, or a business or division of, any company consistent with the written transaction description, dated October 20, 2011, provided to the Administrative Agent and Lenders, in each case, that are located (except with respect to certain assets in Mexico having an aggregate value of less than $5,000,000) in the United States of America, any State thereof (including Puerto Rico) or the District of Columbia, pursuant to a “Permitted Acquisition” on or prior to June 30, 2012 and (A) such assets, business or division has been acquired by a Borrower, a Guarantor or a Subsidiary that shall become a Guarantor immediately after such acquisition, (B) at least 25% of the total gross cash consideration payable in connection with such acquisition (including any deferred cash consideration) shall have been paid with the proceeds of cash common equity contributed by KPS to Parent and contributed by Parent to the applicable Borrower or Subsidiary making the Specified Acquisition, in each case in the form of cash common equity; provided, that, notwithstanding anything to the contrary set forth herein, such equity contribution shall be disregarded for all other purposes under the Financing Agreements (including calculating EBITDA, determining basket levels and determining any other provisions governed by the amount of equity contributed by KPS) and (C) such acquisition shall have otherwise been consummated in accordance with the terms of this Agreement (such qualifying Permitted Acquisition, the “Specified Acquisition”), then the first $75,000,000 in consideration paid for the Specified Acquisition shall not count toward the $50,000,000 limitation referred to in this clause (c); provided, further, that, the aggregate amount of all consideration paid in respect of a Specified Acquisition shall not exceed $75,000,000 plus any available and unused amounts in respect of the $50,000,000 limitation referred to in this clause (c); provided, further, that, there shall not be more than one Specified Acquisition during the term of this Agreement. Notwithstanding that Agent has elected to require with respect to the Specified Acquisition the appraisal and field examination referred to in clauses (e) and (f), respectively, of the definition of Permitted Acquisitions and that the determination of whether any Accounts and Inventory acquired pursuant to the Specified Acquisition shall constitute Eligible Accounts or Eligible Inventory, as applicable, shall be in all respects subject to such clauses, the conduct of the appraisal and field examination referred to in such clauses shall not be a condition to the consummation of the Specified Acquisition.”

(iii) The definition of EBITDA is hereby amended by adding the following phrase immediately prior to the reference to “(collectively, the “Offering Expenses”)”: “, including the amount of any Sponsor Management Agreement Termination Fees paid pursuant to Amendment No. 2,”.

(iv) The definition of EBITDA is hereby further amended by adding the following wording to the end of clause (vi): “and (C) Amendment No. 2 and Amendment No. 2 to Credit and Guaranty Agreement (as defined in Amendment No. 2).”

(c) Interpretation. For purposes of this Amendment No. 2, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 2.

2. Transactions with Affiliates.

Section 9.12(b)(ii) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“(ii) payments by Borrowers or Guarantors to KPS and its Affiliates (A) of a management fee in an aggregate amount per calendar quarter not to exceed $250,000 for all such payments in such calendar quarter (the “Quarterly Amount”); provided, that, as to any such payment, as of the date of such payment and after giving effect thereto, no Default or Event of Default has occurred and is continuing or would result therefrom; provided, that, if the aggregate amount of management fees paid by Borrowers and Guarantors under this Section 9.12(b)(ii) during any calendar quarter is less than the Quarterly Amount for such calendar quarter, then the Quarterly Amount for the next calendar quarter shall be increased by an amount equal to such shortfall, and (B) in the event the management fees that are permitted to be paid pursuant to this Section 9.12(b)(ii) become accelerated and are immediately due and payable as a result of the termination of the associated management arrangement (and the termination of the obligation to make such payments in the future) upon the consummation of a Qualified IPO (or if the management arrangement terminates and such fees become payable within 90 days thereafter), in consideration of such termination, in an aggregate amount not to exceed $6,000,000 (the “Sponsor Management Agreement Termination Fees”); provided, that, as to any such payment, as of the date of such payment and after giving effect thereto, no Default or Event of Default has occurred and is continuing or would result therefrom;”

3. Amendment Fee. In consideration of the amendments set forth herein, Borrowers shall on the Amendment No. 2 Effective Date, pay to Agent, for the account of Lenders who have executed this Amendment No. 2 on or before the date hereof, or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, an amendment fee in the amount equal to ten one-hundredths of one (.10%) percent of the aggregate Commitment of each such Lender, which fee is fully earned and payable as of Amendment No. 2 Effective Date and shall constitute part of the Obligations.

4. Consent to Term Loan Amendment. The Lenders party hereto hereby consent to Amendment No. 2 to Credit and Guaranty Agreement attached hereto as Exhibit A.

5. Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrowers:

(a) no Default or Event of Default, exists or has occurred and is continuing;

(b) this Amendment No. 2 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law limiting creditors’ rights generally and by general equitable principles;

(c) the execution, delivery and performance of this Amendment No. 2 (i) are all within each Borrower’s and Guarantor’s corporate and limited liability company powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, certificate of formation, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound; and

(d) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

6. Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 2, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders;

(b) Agent shall have received a true, correct and complete copy of Amendment No. 2 to Credit and Guaranty Agreement, dated as of the date hereof, among Term Loan Facility Agent, Borrowers and Guarantors, in form and substance consistent herewith, as duly executed and delivered by the parties thereto;

(c) Agent shall have received in immediately available funds or charged any loan account(s) of Borrowers, the full amount of the amendment fee referred to in Section 3 hereof; and

(d) no Default or Event of Default shall have occurred and be continuing.

7. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes, or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2. To the extent of conflict between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control. The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

8. Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

9. Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 2.

11. Entire Agreement. This Amendment No. 2 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

12. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

13. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 2, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 2.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent, a Lender and as Issuing Bank

By:	/s/ Authorized Signatory
Title:	Vice President

Amendment No. 2 to Amended and Restated Loan and

Security Agreement

BORROWERS:

GLOBAL BRASS AND COPPER, INC.
CHASE BRASS AND COPPER COMPANY, LLC
GBC METALS, LLC
CHASE BRASS, LLC
A.J. OSTER, LLC

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	CFO

GUARANTORS:

GLOBAL BRASS AND COPPER HOLDINGS, INC.
BRYAN METALS, LLC
OLIN FABRICATED METAL PRODUCTS, LLC
CHASE INDUSTRIES, LLC
A.J. OSTER FOILS, LLC
A.J. OSTER CARIBE, LLC
A.J. OSTER WEST, LLC

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	CFO

Amendment No. 2 to Amended and Restated Loan and

Security Agreement

GENERAL ELECTRIC CAPITAL
CORPORATION, as a Lender

By:	/s/ Authorized Signatory

Title:	DULY AUTHORIZED SIGNATORY

Amendment No. 2 to Amended and Restated Loan and

Security Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Authorized Signatory

Title:	SENIOR VICE PRESIDENT

Amendment No. 2 to Amended and Restated Loan and

Security Agreement